Exhibit 99.1

MOHEGAN TRIBAL GAMING AUTHORITY ANNOUNCES

THIRD QUARTER FISCAL 2015 OPERATING RESULTS

Uncasville, Connecticut, July 29, 2015 – The Mohegan Tribal Gaming Authority, or the Authority, the owner and operator of Mohegan Sun in Uncasville, Connecticut, and Mohegan Sun Pocono in Wilkes-Barre, Pennsylvania, announced today the operating results for its third fiscal quarter ended June 30, 2015.

“Our third quarter operating results speak for themselves and reflect a sustained and tremendous effort by all of our employees,” said Robert J. Soper, President of the Authority. “Our financial position is strong as our total leverage has declined to its lowest level since March 2008, and we anticipate that this trend will continue given the recent expiration of relinquishment payments and our ongoing proactive cost saving initiatives. At the same time, we have many exciting projects coming on line over the next few years, including the Cowlitz casino and the new Earth Hotel and other non-gaming master planning projects in Connecticut. Furthermore, we continue to pursue diversification efforts both domestically and internationally.”

Consolidated operating results for the third quarter ended June 30, 2015 (unaudited):

•	Net revenues of $325.0 million, relatively flat compared to the third quarter of fiscal 2014

•	Gaming revenues of $284.7 million, relatively flat compared to the third quarter of fiscal 2014

•	Gross slot revenues of $203.7 million, a 1.9% increase over the third quarter of fiscal 2014

•	Table game revenues of $79.3 million, a 3.2% decrease from the third quarter of fiscal 2014

•	Non-gaming revenues of $65.5 million, a 2.1% decrease from the third quarter of fiscal 2014

•	Adjusted EBITDA, a non-GAAP measure described below, of $81.1 million, a 17.3% increase over the third quarter of fiscal 2014

•	Adjusted EBITDA margin of 24.9%, a 370 basis point increase over the third quarter of fiscal 2014

•	Income from operations of $61.5 million, a 25.6% increase over the third quarter of fiscal 2014

•	Net income attributable to the Authority of $28.1 million, a 102.5% increase over the third quarter of fiscal 2014

The increases in Adjusted EBITDA, income from operations and net income attributable to the Authority primarily resulted from improved slot results at Mohegan Sun and table game results at Mohegan Sun Pocono, combined with an overall reduction in operating and corporate costs and expenses.

Mohegan Sun

Operating results (in thousands, unaudited):

	For the Three Months Ended
	June 30,	June 30,		Percentage
	2015	2014	Variance	Variance

Adjusted EBITDA	$70,657	$63,746	$6,911	10.8%
Income from operations	$54,557	$47,088	$7,469	15.9%
Operating costs and expenses	$192,283	$201,778	$(9,495)	(4.7%)
Net revenues	$246,840	$248,866	$(2,026)	(0.8%)
Gaming revenues	$213,199	$213,600	$(401)	(0.2%)
Non-gaming revenues	$53,751	$55,186	$(1,435)	(2.6%)

The growth in Adjusted EBITDA and income from operations primarily resulted from improved slot results and lower operating costs and expenses. Slot revenues benefited from higher year over year slot volumes and hold percentage, while the reduction in operating costs and expenses reflected various strategic operational and marketing changes designed to enhance operating efficiency and improve profitability resulting in reduced payroll costs and casino marketing and promotional expenses. As a result, Adjusted EBITDA margin increased 300 basis points to 28.6% for the quarter ended June 30, 2015 from 25.6% in the third quarter of fiscal 2014. These results were partially offset by lower table game and entertainment revenues. The decline in table game revenues was primarily driven by lower year over year hold percentage.

Selected gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	June 30,	June 30,		Percentage
	2015	2014	Variance	Variance

Slots:
Handle	$1,786,356	$1,783,186	$3,170	0.2%
Gross revenues	$147,906	$143,698	$4,208	2.9%
Net revenues	$142,178	$138,304	$3,874	2.8%
Free promotional slot plays (1)	$14,463	$18,279	$(3,816)	(20.9%)
Weighted average number of machines (in units)	5,249	5,448	(199)	(3.7%)
Hold percentage (gross)	8.3%	8.1%	0.2%	2.5%
Win per unit per day (gross) (in dollars)	$310	$290	$20	6.9%

Table games:
Drop	$432,156	$437,992	$(5,836)	(1.3%)
Revenues	$67,520	$71,384	$(3,864)	(5.4%)
Weighted average number of games (in units)	283	292	(9)	(3.1%)
Hold percentage (2)	15.6%	16.3%	(0.7%)	(4.3%)
Win per unit per day (in dollars)	$2,625	$2,685	$(60)	(2.2%)

Poker:
Revenues	$2,336	$2,262	$74	3.3%
Weighted average number of tables (in units)	42	42	—	—
Revenue per unit per day (in dollars)	$611	$592	$19	3.2%

(1)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.
(2)	Table game hold percentage is relatively predictable over longer periods of time, but can significantly fluctuate over shorter periods.

Non-gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	June 30,	June 30,		Percentage
	2015	2014	Variance	Variance

Food and beverage:
Revenues	$15,653	$15,799	$(146)	(0.9%)
Meals served	743	767	(24)	(3.1%)
Average price per meal served (in dollars)	$15.95	$15.75	$0.20	1.3%

Hotel:
Revenues	$11,222	$10,855	$367	3.4%
Rooms occupied	105	104	1	1.0%
Occupancy rate	97.8%	97.8%	—	—
Average daily room rate (in dollars)	$101	$97	$4	4.1%
Revenue per available room (in dollars)	$98	$95	$3	3.2%

Retail, entertainment and other:
Revenues	$26,876	$28,532	$(1,656)	(5.8%)
Arena events (in events)	31	29	2	6.9%
Arena tickets	173	178	(5)	(2.8%)
Average price per Arena ticket (in dollars)	$58.68	$55.28	$3.40	6.2%

Mohegan Sun Pocono

Operating results (in thousands, unaudited):

	For the Three Months Ended
	June 30,	June 30,		Percentage
	2015	2014	Variance	Variance

Adjusted EBITDA	$15,810	$13,012	$2,798	21.5%
Income from operations	$12,842	$9,936	$2,906	29.2%
Operating costs and expenses	$65,090	$67,258	$(2,168)	(3.2%)
Net revenues	$77,932	$77,194	$738	1.0%
Gaming revenues	$71,514	$71,201	$313	0.4%
Non-gaming revenues	$11,508	$11,487	$21	0.2%

The increases in Adjusted EBITDA and income from operations primarily resulted from higher table game revenues and reduced operating costs and expenses. Table game revenues benefited from increased volumes driven by the addition of our hotel and convention center and higher year over year hold percentage. The reduction in operating costs and expenses resulted from various strategic operational and marketing changes designed to enhance operating efficiency and improve profitability. As a result, Adjusted EBITDA margin increased 340 basis points to 20.3% for the quarter ended June 30, 2015 from 16.9% in the third quarter of fiscal 2014.

Selected gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	June 30,	June 30,		Percentage
	2015	2014	Variance	Variance

Slots:
Handle	$673,523	$693,303	$(19,780)	(2.9%)
Gross revenues	$55,781	$56,235	$(454)	(0.8%)
Net revenues	$55,728	$56,237	$(509)	(0.9%)
Free promotional slot plays (1)	$11,909	$13,502	$(1,593)	(11.8%)
Weighted average number of machines (in units)	2,330	2,330	—	—
Hold percentage (gross)	8.3%	8.1%	0.2%	2.5%
Win per unit per day (gross) (in dollars)	$263	$265	$(2)	(0.8%)

Table games:
Drop	$56,668	$55,751	$917	1.6%
Revenues	$11,758	$10,514	$1,244	11.8%
Weighted average number of games (in units)	73	69	4	5.8%
Hold percentage (2)	20.7%	18.9%	1.8%	9.5%
Win per unit per day (in dollars)	$1,768	$1,675	$93	5.6%

Poker:
Revenues	$738	$870	$(132)	(15.2%)
Weighted average number of tables (in units)	18	18	—	—
Revenue per unit per day (in dollars)	$451	$531	$(80)	(15.1%)

(1)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.
(2)	Table game hold percentage is relatively predictable over longer periods of time, but can significantly fluctuate over shorter periods.

Non-gaming revenues (in thousands, except where noted, unaudited):

	For the Three Months Ended
	June 30,	June 30,		Percentage
	2015	2014	Variance	Variance

Food and beverage:
Revenues	$7,368	$7,474	$(106)	(1.4%)
Meals served	192	207	(15)	(7.2%)
Average price per meal served (in dollars)	$17.27	$16.54	$0.73	4.4%

Hotel:
Revenues	$1,478	$1,305	$173	13.3%
Rooms occupied	21	20	1	5.0%
Occupancy rate	96.1%	94.9%	1.2%	1.3%
Average daily room rate (in dollars)	$66	$62	$4	6.5%
Revenue per available room (in dollars)	$63	$58	$5	8.6%

Retail, entertainment and other:
Revenues	$2,662	$2,708	$(46)	(1.7%)

Corporate

Operating results (in thousands, unaudited):

	For the Three Months Ended
	June 30,	June 30,		Percentage
	2015	2014	Variance	Variance

Adjusted EBITDA	$(5,417)	$(7,640)	$2,223	29.1%
Loss from operations	$(5,900)	$(8,042)	$(2,142)	(26.6%)
Operating costs and expenses	$7,440	$9,591	$(2,151)	(22.4%)
Net revenues	$1,540	$1,549	$(9)	(0.6%)

The decrease in loss from operations was primarily attributable to the decline in operating costs and expenses which resulted from reduced expenditures associated with our pursuit of a Massachusetts casino license, partially offset by additional expenditures related to our pursuit of a casino license in South Korea.

Mohegan Tribal Gaming Authority Property Information

	Adjusted EBITDA		Income (Loss) from Operations		Net Revenues
(in thousands, unaudited)	For the Three Months Ended		For the Three Months Ended		For the Three Months Ended
	June 30,	June 30,	June 30,	June 30,	June 30,	June 30,
	2015	2014	2015	2014	2015	2014
Mohegan Sun	$70,657	$63,746	$54,557	$47,088	$246,840	$248,866
Mohegan Sun Pocono	15,810	13,012	12,842	9,936	77,932	77,194
Corporate	(5,417)	(7,640)	(5,900)	(8,042)	1,540	1,549
Inter-segment revenues	—	—	—	—	(1,273)	(1,273)

Total	$81,050	$69,118	$61,499	$48,982	$325,039	$326,336

	Adjusted EBITDA		Income (Loss) from Operations		Net Revenues
	For the Nine Months Ended		For the Nine Months Ended		For the Nine Months Ended
	June 30,	June 30,	June 30,	June 30,	June 30,	June 30,
	2015	2014	2015	2014	2015	2014
Mohegan Sun	$204,419	$177,489	$148,573	$127,459	$732,903	$734,277
Mohegan Sun Pocono	40,640	37,042	31,423	26,555	218,456	220,863
Corporate	(18,325)	(25,530)	(19,717)	(26,676)	4,654	3,780
Inter-segment revenues	—	—	—	—	(3,819)	(3,078)

Total	$226,734	$189,001	$160,279	$127,338	$952,194	$955,842

Other Information

Liquidity

As of June 30, 2015, the Authority held cash and cash equivalents of $70.2 million compared to $49.1 million as of September 30, 2014. As of June 30, 2015, $8.0 million was drawn on the Authority’s $100 million revolving credit facility, while no amounts were drawn on the Authority’s $16.5 million line of credit. As of June 30, 2015, letters of credit issued under the Authority’s revolving credit facility totaled $3.0 million, of which no amounts were drawn. Inclusive of letters of credit, which reduce borrowing availability under the Authority’s revolving credit facility, and after taking into account restrictive financial covenant requirements, the Authority had approximately $89.0 million of borrowing capacity under its revolving credit facility and line of credit as of June 30, 2015.

Long-term Debt

Long-term debt consisted of the following (in thousands, including current maturities):

	June 30,	September 30,
	2015	2014
Senior Secured Credit Facility - Revolving	$8,000	$37,000
Senior Secured Credit Facility - Term Loan A, net of discount of $408 and $523, respectively	113,654	119,789
Senior Secured Credit Facility - Term Loan B, net of discount of $6,780 and $8,337, respectively	712,270	716,188
2013 9 3/4% Senior Unsecured Notes	500,000	500,000
2005 6 7/8% Senior Subordinated Notes	—	9,654
2012 11 % Senior Subordinated Notes, net of discount of $2,957 and $3,506, respectively	272,233	271,684
Line of Credit	—	3,041
2009 Mohegan Tribe Promissory Note	875	1,750
2012 Mohegan Tribe Minor’s Trust Promissory Note	16,500	16,500
2013 Mohegan Tribe Promissory Note	7,420	7,420
Downs Lodging Credit Facility	45,000	45,000
Other	3,497	2,910

Long-term debt, excluding capital leases	1,679,449	1,730,936
Less: current portion of long-term debt	(25,241)	(31,558)

Long-term debt, net of current portion	$1,654,208	$1,699,378

Interest Expense

Interest expense decreased by $766,000, or 2.1%, to $35.7 million for the quarter ended June 30, 2015 compared to $36.4 million in the third quarter of fiscal 2014. The reduction in interest expense was primarily attributable to lower weighted average outstanding debt. Weighted average outstanding debt was $1.72 billion for the quarter ended June 30, 2015 compared to $1.78 billion in the third quarter of fiscal 2014. Weighted average interest rate was 8.3% for the quarter ended June 30, 2015 compared to 8.2% in the third quarter of fiscal 2014.

Capital Expenditures

The following table presents data related to capital expenditures (in millions):

	Capital Expenditures
	Nine Months Ended	Remaining Forecasted	Forecasted
	June 30, 2015	Fiscal Year 2015	Fiscal Year 2015

Mohegan Sun:
Maintenance	$6.6	$23.4	$30.0
Development	0.3	—	0.3

Subtotal	6.9	23.4	30.3
Mohegan Sun Pocono:
Maintenance	1.8	3.2	5.0
Development	0.2	—	0.2

Subtotal	2.0	3.2	5.2
Corporate:
Expansion - Project Sunlight	0.1	—	0.1

Subtotal	0.1	—	0.1

Total	$9.0	$26.6	$35.6

Distributions to the Tribe

Distributions to the Tribe totaled $12.5 million for each of the quarters ended June 30, 2015 and 2014. Distributions to the Tribe are anticipated to total $50.0 million for fiscal 2015.

Conference Call

The Authority will host a conference call and simultaneous webcast regarding its third quarter fiscal 2015 operating results on Wednesday, July 29, 2015 at 11:00 a.m. (Eastern Daylight Time).

Those interested in participating in the call should dial as follows:

(877) 756-4274

(706) 643-0107 (International)

Conference ID: 85028360

Please call five minutes in advance to ensure that you are connected prior to the initiation of the call. Questions and answers will be reserved for call-in analysts and investors.

Parties who want to listen to the live conference call on the Internet may do so through a web link on the Authority’s website at www.mtga.com, under the “Investor Relations/Financial News” section. Interested parties also may listen to a taped replay of the entire conference call commencing two hours after the call’s completion on Wednesday, July 29, 2015. This replay will run through August 12, 2015.

The access number for a taped replay of the conference call is as follows:

(855) 859-2056

(404) 537-3406 (International)

Conference ID: 85028360

A transcript will be available on the Authority’s website for a period of 90 days following the conference call.

About the Authority

The Authority is an instrumentality of the Mohegan Tribe of Indians of Connecticut, or the Tribe, a federally-recognized Indian tribe with an approximately 544-acre reservation situated in southeastern Connecticut, adjacent to Uncasville, Connecticut. The Authority has been granted the exclusive authority to conduct and regulate gaming activities on the existing reservation of the Tribe, including the operation of Mohegan Sun, a gaming and entertainment complex located on an approximately 185-acre site on the Tribe’s reservation. Through its subsidiary, Downs Racing, L.P., the Authority also owns and operates Mohegan Sun Pocono, a gaming and entertainment facility located on an approximately 400-acre site in Plains Township, Pennsylvania, and several off-track wagering facilities located elsewhere in Pennsylvania.

The Tribe’s gaming operation at Mohegan Sun is one of only two legally authorized gaming operations in southern New England offering traditional slot machines and table games. Mohegan Sun currently operates in an approximately 3.1 million square-foot facility, which includes Casino of the Earth, Casino of the Sky, Casino of the Wind, 100,000 square feet of retail space, including The Shops at Mohegan Sun, a 10,000-seat Mohegan Sun Arena, a 350-seat Cabaret Theatre, 100,000 square feet of meeting and convention space and the 1,200-room luxury Sky Hotel Tower. Mohegan Sun Pocono operates in an approximately 400,000 square-foot facility, offering traditional slot machines and table games, live harness racing and simulcast and off-track wagering, a 238-room hotel, 20,000 square feet of meeting and convention space, several dining and retail options and a bus passenger lounge. More information about the Authority and its properties can be obtained by visiting www.mohegansun.com, www.mohegansunpocono.com or www.mtga.com.

Special Note Regarding Forward-Looking Statements

Some information included in this press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect” or “intend” and similar expressions. Such forward-looking information may involve important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of the Authority. Information concerning potential factors that could affect the Authority’s financial results is included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2014, as well as in the Authority’s other reports and filings with the Securities and Exchange Commission. Any forward-looking statements included in this press release are made only as of the date of this release. The Authority does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Authority cannot assure that projected results or events will be achieved or will occur.

MOHEGAN TRIBAL GAMING AUTHORITY

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(in thousands)

(unaudited)

	For the Three Months Ended June 30, 2015	For the Three Months Ended June 30, 2014	For the Nine Months Ended June 30, 2015	For the Nine Months Ended June 30, 2014
Revenues:
Gaming	$284,713	$284,801	$837,463	$837,954
Food and beverage	23,021	23,273	66,811	68,605
Hotel	12,700	12,160	37,199	34,763
Retail, entertainment and other	29,825	31,542	82,231	87,065

Gross revenues	350,259	351,776	1,023,704	1,028,387
Less - Promotional allowances	(25,220)	(25,440)	(71,510)	(72,545)

Net revenues	325,039	326,336	952,194	955,842

Operating costs and expenses:
Gaming	164,229	171,533	485,994	513,574
Food and beverage	10,323	10,359	31,363	31,207
Hotel	3,788	3,950	10,767	11,744
Retail, entertainment and other	12,447	13,318	34,268	37,446
Advertising, general and administrative	46,522	48,929	140,946	143,740
Corporate	7,119	9,259	23,400	29,551
Depreciation and amortization	19,086	20,070	58,703	60,067
(Gain) loss on disposition of assets	26	(64)	845	(12)
Severance	—	—	3,370	—
Pre-opening	—	—	—	1,187
Impairment of Project Horizon	—	—	2,502	—
Relinquishment liability reassessment	—	—	(243)	—

Total operating costs and expenses	263,540	277,354	791,915	828,504

Income from operations	61,499	48,982	160,279	127,338

Other income (expense):
Accretion of discount to the relinquishment liability	—	(552)	(227)	(1,654)
Interest income	1,906	1,701	5,554	4,947
Interest expense, net of capitalized interest	(35,660)	(36,426)	(107,692)	(111,692)
Loss on early extinguishment of debt	—	(2)	—	(62,277)
Other income (expense), net	(50)	59	(1,260)	(819)

Total other expense	(33,804)	(35,220)	(103,625)	(171,495)

Net income (loss)	27,695	13,762	56,654	(44,157)
Loss attributable to non-controlling interests	439	130	1,278	421

Net income (loss) attributable to Mohegan Tribal Gaming Authority	$28,134	$13,892	$57,932	$(43,736)

MOHEGAN TRIBAL GAMING AUTHORITY

CONSOLIDATED SELECTED FINANCIAL INFORMATION

(in thousands)

(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	June 30,	June 30,	June 30,	June 30,
	2015	2014	2015	2014
Operating Results:
Gross revenues	$350,259	$351,776	$1,023,704	$1,028,387
Net revenues	$325,039	$326,336	$952,194	$955,842
Income from operations	$61,499	$48,982	$160,279	$127,338

Other Data:
Adjusted EBITDA	$81,050	$69,118	$226,734	$189,001
Capital expenditures	$6,234	$7,823	$9,038	$26,984
Cash interest paid	$14,453	$13,391	$80,600	$97,197
Distributions to the Tribe	$12,500	$12,500	$32,500	$32,500

			June 30, 2015	September 30, 2014
Balance Sheet Data:
Cash and cash equivalents			$70,160	$49,108
Relinquishment liability			$—	$25,194
Capital leases			$2,546	$3,138
Long-term debt, including current portion			$1,679,449	$1,730,936

MOHEGAN SUN

SUPPLEMENTAL DATA

(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	June 30,	June 30,	June 30,	June 30,
	2015	2014	2015	2014
Operating results:
Gross revenues (in thousands)	$266,950	$268,786	$789,481	$791,400
Net revenues (in thousands)	$246,840	$248,866	$732,903	$734,277
Income from operations (in thousands)	$54,557	$47,088	$148,573	$127,459
Operating margin	22.1%	18.9%	20.3%	17.4%

Adjusted EBITDA:
Adjusted EBITDA (in thousands)	$70,657	$63,746	$204,419	$177,489
Adjusted EBITDA margin	28.6%	25.6%	27.9%	24.2%

Capital expenditures (in thousands)	$5,069	$6,986	$6,899	$15,204

Weighted average number of units:
Slot machines	5,249	5,448	5,313	5,483
Table games	283	292	283	288
Poker tables	42	42	42	42

Win per unit per day:
Slot machines (gross)	$310	$290	$297	$285
Table games	$2,625	$2,685	$2,724	$2,657
Poker tables	$611	$592	$654	$644

Hold percentage:
Slot machines (gross)	8.3%	8.1%	8.3%	8.1%
Table games	15.6%	16.3%	16.1%	15.2%

Food and beverage statistics:
Meals served (in thousands)	743	767	2,154	2,210
Average price per meal served	$15.95	$15.75	$15.94	$16.03

Hotel statistics:
Rooms occupied (in thousands)	105	104	314	311
Occupancy rate	97.8%	97.8%	97.8%	97.0%
Average daily room rate	$101	$97	$99	$97
Revenue per available room	$98	$95	$97	$94

Entertainment statistics:
Arena events (in events)	31	29	85	78
Arena tickets (in thousands)	173	178	492	484
Average price per Arena ticket	$58.68	$55.28	$53.61	$57.08

MOHEGAN SUN POCONO

SUPPLEMENTAL DATA

(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	June 30,	June 30,	June 30,	June 30,
	2015	2014	2015	2014
Operating results:
Gross revenues (in thousands)	$83,022	$82,688	$233,338	$236,215
Net revenues (in thousands)	$77,932	$77,194	$218,456	$220,863
Income from operations (in thousands)	$12,842	$9,936	$31,423	$26,555
Operating margin	16.5%	12.9%	14.4%	12.0%

Adjusted EBITDA:
Adjusted EBITDA (in thousands)	$15,810	$13,012	$40,640	$37,042
Adjusted EBITDA margin	20.3%	16.9%	18.6%	16.8%

Capital expenditures (in thousands)	$1,186	$814	$2,087	$2,808

Weighted average number of units:
Slot machines	2,330	2,330	2,331	2,331
Table games	73	69	73	67
Poker tables	18	18	18	18

Win per unit per day:
Slot machines (gross)	$263	$265	$248	$258
Table games	$1,768	$1,675	$1,738	$1,655
Poker tables	$451	$531	$474	$536

Hold percentage:
Slot machines (gross)	8.3%	8.1%	8.3%	8.3%
Table games	20.7%	18.9%	20.1%	19.6%

Food and beverage statistics:
Meals served (in thousands)	192	207	509	573
Average price per meal served	$17.27	$16.54	$18.13	$17.19

Hotel statistics (1):
Rooms occupied (in thousands)	21	20	61	47
Occupancy rate	96.1%	94.9%	94.0%	90.4%
Average daily room rate	$66	$62	$62	$59
Revenue per available room	$63	$58	$58	$53

(1)	Hotel operations commenced on November 15, 2013.

CORPORATE

SUPPLEMENTAL DATA

(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	June 30,	June 30,	June 30,	June 30,
	2015	2014	2015	2014
Capital expenditures (in thousands)	$(21)	$23	$52	$8,972
Capitalized interest (in thousands)	$—	$—	$—	$735

MOHEGAN TRIBAL GAMING AUTHORITY

ADJUSTED EBITDA RECONCILIATIONS

(unaudited)

Reconciliations of Adjusted EBITDA to Net Income (Loss):

Reconciliations of Adjusted EBITDA to net income (loss), a financial measure determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, are shown below (in thousands):

	For the Three Months Ended		For the Nine Months Ended
	June 30,	June 30,	June 30,	June 30,
	2015	2014	2015	2014

Adjusted EBITDA	$81,050	$69,118	$226,734	$189,001
Depreciation and amortization	(19,086)	(20,070)	(58,703)	(60,067)
Gain (loss) on disposition of assets	(26)	64	(845)	12
Severance	—	—	(3,370)	—
Pre-opening	—	—	—	(1,187)
Impairment of Project Horizon	—	—	(2,502)	—
Relinquishment liability reassessment	—	—	243	—
Loss attributable to non-controlling interests	(439)	(130)	(1,278)	(421)

Income from operations	61,499	48,982	160,279	127,338

Accretion of discount to the relinquishment liability	—	(552)	(227)	(1,654)
Interest income	1,906	1,701	5,554	4,947
Interest expense, net of capitalized interest	(35,660)	(36,426)	(107,692)	(111,692)
Loss on early extinguishment of debt	—	(2)	—	(62,277)
Other income (expense), net	(50)	59	(1,260)	(819)

Net income (loss)	$27,695	$13,762	$56,654	$(44,157)

Reconciliations of Income (Loss) from Operations to Adjusted EBITDA (unaudited):

Reconciliations of income (loss) from operations, a financial measure determined in accordance with GAAP, to Adjusted EBITDA, are shown below (in thousands):

	For the Three Months Ended June 30, 2015
	Income (Loss) from Operations	Depreciation and Amortization	(Gain) Loss on Disposition of Assets	Severance	Pre-opening	Impairment of Project Horizon	Relinquishment Liability Reassessment	(Gain) Loss Attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$54,557	$15,857	$26	$—	$—	$—	$—	$217	$70,657
Mohegan Sun Pocono	12,842	2,968	—	—	—	—	—	—	15,810
Corporate	(5,900)	261	—	—	—	—	—	222	(5,417)

Total	$61,499	$19,086	$26	$—	$—	$—	$—	$439	$81,050

	For the Three Months Ended June 30, 2014
	Income (Loss) from Operations	Depreciation and Amortization	(Gain) Loss on Disposition of Assets	Severance	Pre-opening	Impairment of Project Horizon	Relinquishment Liability Reassessment	(Gain) Loss Attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$47,088	$16,722	$(64)	$—	$—	$—	$—	$—	$63,746
Mohegan Sun Pocono	9,936	3,076	—	—	—	—	—	—	13,012
Corporate	(8,042)	272	—	—	—	—	—	130	(7,640)

Total	$48,982	$20,070	$(64)	$—	$—	$—	$—	$130	$69,118

	For the Nine Months Ended June 30, 2015
	Income (Loss) from Operations	Depreciation and Amortization	(Gain) Loss on Disposition of Assets	Severance	Pre-opening	Impairment of Project Horizon	Relinquishment Liability Reassessment	(Gain) Loss Attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$148,573	$48,823	$843	$3,244	$—	$2,502	$(243)	$677	$204,419
Mohegan Sun Pocono	31,423	9,089	2	126	—	—	—	—	40,640
Corporate	(19,717)	791	—	—	—	—	—	601	(18,325)

Total	$160,279	$58,703	$845	$3,370	$—	$2,502	$(243)	$1,278	$226,734

	For the Nine Months Ended June 30, 2014
	Income (Loss) from Operations	Depreciation and Amortization	(Gain) Loss on Disposition of Assets	Severance	Pre-opening	Impairment of Project Horizon	Relinquishment Liability Reassessment	(Gain) Loss Attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$127,459	$50,043	$(13)	$—	$—	$—	$—	$—	$177,489
Mohegan Sun Pocono	26,555	9,299	1	—	1,187	—	—	—	37,042
Corporate	(26,676)	725	—	—	—	—	—	421	(25,530)

Total	$127,338	$60,067	$(12)	$—	$1,187	$—	$—	$421	$189,001

Adjusted EBITDA Explanation:

Net income (loss) before interest, income taxes, depreciation and amortization, or EBITDA, is a commonly used measure of performance in the casino and hospitality industry. EBITDA is not a measure of performance calculated in accordance with GAAP. The Authority historically has evaluated its operating performance with the non-GAAP measure, Adjusted EBITDA, which as used in this press release, represents net income (loss) before interest, depreciation and amortization, gain or loss on disposition of assets, workforce reduction severance, pre-opening costs and expenses, impairment of Project Horizon, reassessment and accretion of discount to a relinquishment liability, loss on early extinguishment of debt, other non-operating income and expense and loss attributable to non-controlling interests.

Adjusted EBITDA provides an additional way to evaluate the Authority’s operations and, when viewed with both the Authority’s GAAP results and the reconciliations provided, the Authority believes that it provides a more complete understanding of its business than could be otherwise obtained absent this disclosure. Adjusted EBITDA is presented solely as a supplemental disclosure because: (1) the Authority believes it enhances an overall understanding of the Authority’s past and current financial performance; (2) the Authority believes it is a useful tool for investors to assess the operating performance of the business in comparison to other operators within the casino and hospitality industry since Adjusted EBITDA excludes certain items that may not be indicative of the Authority’s operating results; (3) measures that are comparable to Adjusted EBITDA are often used as an important basis for the valuation of casino and hospitality companies; and (4) the Authority uses Adjusted EBITDA internally to evaluate the performance of its operating personnel and management and as a benchmark to evaluate its operating performance in comparison to its competitors.

The use of Adjusted EBITDA has certain limitations. Adjusted EBITDA should be considered in addition to, not as a substitute for or superior to, any GAAP financial measure including net income (loss) (as an indicator of the Authority’s performance) or cash flows provided by operating activities (as an indicator of the Authority’s liquidity), nor should it be considered as an indicator of the Authority’s overall financial performance. The Authority’s calculation of Adjusted EBITDA is likely to be different from the calculation of Adjusted EBITDA or other similarly titled measurements used by other casino and hospitality companies, and therefore, comparability may be limited. Adjusted EBITDA eliminates certain items from net income (loss), such as interest and depreciation and amortization. Each of these items has been incurred in the past, will continue to be incurred in the future and should be considered in the overall evaluation of the Authority’s results. The Authority compensates for these limitations by providing relevant disclosures of items excluded in the calculation of Adjusted EBITDA, both in its reconciliations to the GAAP financial measure of net income (loss) and in its consolidated financial statements, all of which should be considered when evaluating its results. The Authority strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure.

Contacts:

Robert J. Soper

President

Mohegan Tribal Gaming Authority

(860) 862-8000

Mario C. Kontomerkos

Chief Financial Officer

Mohegan Tribal Gaming Authority

(860) 862-8000